Sovereign Bancorp, Inc. Citigroup Financial Services Conference January 31, 2007

Forward-Looking Statements This presentation contains statements of Sovereign Bancorp, Inc.'s (the "Company") strategies, plans and objectives, estimates of future operating results for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies, revenue creation and shareholder value These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements Factors that might cause such a difference include, but are not limited to: general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and other technological factors affecting the Company's operations, pricing, products and services

Overview of Sovereign

An Exceptional Franchise Serving the Northeastern United States 17th largest bank in U.S. with $90 billion in assets at December 31st, 2007* 785 offices & over 2,000 ATM's Approx. 12,000 team members Source: SNL DataSource 5 Largest MSA's in Northeast U.S. * Prior to Balance Sheet Restructuring

Sovereign's Vision and Strategy Vision To be perceived by customers and prospects as a customer centric local community bank with large bank capabilities Strategy To acquire and retain customers by: Demonstrating convenience through our locations, technology and business approach Offering innovative and easy-to-use products and services Providing high-quality customer service that is both responsive and flexible

America's Neighborhood Bank sm

Summary of Sovereign's Business Model Increased emphasis on core commercial and consumer businesses Core Commercial: Commercial Real Estate Mini Perm Conduit C&I Lending Business Banking Branch Business Banking SBA Centralized strategy with a de-centralized delivery structure Community Banking delivery model, each with a Market CEO Local decision making by experienced commercial/retail bankers Core Consumer (within footprint): Home Equity Lending Residential Mortgage Retail Banking

Experienced Leadership Team
Quality and Depth

Name	Business Unit	Years in Banking	Prior Institutions
Joe Campanelli	President & CEO	25+	Shawmut, Fleet
Brendan Dugan	Metro New York/New Jersey	30+	EAB Bank, CitiBank
Steve Issa	New England South & Precious Metals	25+	Bank of Rhode Island, Shawmut
Jim Lynch	Chairman & CEO, Mid-Atlantic Division	30+	Continental, Prime, Summit, Fleet
Larry McAlee	Internal Audit	20	Arthur Anderson, Sovereign
Mark McCollom, CPA	Chief Financial Officer	20+	Meridian
Thomas Nadeau	Auto Finance/Consumer Lending	20+	Bay Bank
Salvatore Rinaldi	Operations & Administration	30+	Fleet, Shawmut
M. Robert Rose	Risk Management	30	Shawmut, Bank Bank, BankBoston, Fleet
Marshall Soura	Global Solutions Group and Marketing	40+	BankBoston, Bank One, Bank of America
Patrick Sullivan	New England North & Specialty Businesses	25	BankNorth, Bank of Ireland

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Sovereign Bancorp

Summary of Sovereign's Business Model Consumer banking emphasizes convenience and customer service Many markets offer 7-day banking Appointment banking 24/7/365 domestic phone and internet availability Guaranteed minimum customer service standards/"Red Carpet" service Focused Hispanic/Latino strategy Custom Switching Services

Specialty Businesses Auto Finance Dealer Floor Plan Indirect Auto Aviation Finance Multi-Family/CRE Health Care/Not-For-Profit Asset Based Lending Business Alliance Capital Corp. Franchise Finance Capital Markets Cash Management Equipment Finance/Leasing Trade Finance Retail Finance Sports Lending

Strategic Alliances CVS/Cardtronics First Data Corp. Sovereign Merchant Services ADP Sovereign Payroll Services American Express - OPEN Customer Rewards Program

Objectives for 2007 Execute on four key initiatives to deliver improved quality of earnings, provide greater transparency and understanding of Sovereign's businesses and strategy, and better position Sovereign for sustainable growth The four initiatives are to: Improve productivity and expense management Improve the capital position and quality of earnings Improve the customer experience Improve communications with all stakeholders

Improving Productivity and Expense Management

Expense Reduction Initiative Primary focus on: Functional redundancies and operating inefficiencies Products/business lines not meeting profit or strategic goals Leverage economies of scale with vendor supply and service contracts Capacity utilization and expenses associated with facilities Consolidations of departments Optimization of retail delivery channels While minimizing impact on customer facing activities and organic revenue generation Identified ~$100 million of expense reductions

Progress To Date Over 200 cost savings initiatives identified for implementation 360 team members notified on December 16, 2006 107 requisitions open due to turnover have been closed Approximately 400 positions to be eliminated primarily through attrition by Q3 2007 Approved 75 of 324 team member suggestions, resulting in $4.5 million of run-rate savings

Anticipate 100% of cost reductions to be realized, on a run rate basis, by the end of 2007: 75% realized by the end of the second quarter of 2007 100% realized by the end of 2007 Approximately $80 million of expense reductions will be reflected in 2007 financial statements Expense savings are a key component to achieving positive operating leverage in 2007 Expense Reduction Initiative Implementation

Capital Re-investment in Core Businesses to Continue Sovereign will continue to invest in core commercial businesses and targeted specialty businesses as well as core consumer businesses including consumer lending, mortgage banking and indirect auto Sovereign will make investments to improve the customer experience Streamlining of product set - 8 checking products to 3 Reduction of account opening time More incentives for service quality Revitalization of Community Banking Offices Sovereign intends to direct greater marketing resources toward deposit products in 2007 Sovereign plans to open/relocate up to 40 new community banking offices over the next 2 years - up to 18 in 2007 and 22 in 2008

Improving Capital Position and Quality of Earnings

Goals of Balance Sheet Optimization Allocate capital to businesses with highest risk adjusted returns or strategic importance Diversify the balance sheet to ensure the bank is not overly sensitive to certain interest rate or economic environments Decrease interest rate risk and improve asset quality Maintain adequate liquidity to fund future growth Position the company to enhance key balance sheet and profitability ratios over the long-term

Reduced Reliance on Wholesale Assets Sold about $10.0 billion of assets, yielding approximately 6.22%, consisting of: $4.5 billion of correspondent home equity loans Weighted average yield of approximately 6.50% Average life 2.7 years After-tax loss of $193 million, or $.38 per share Currently allocate $392 million of risk-adjusted capital Sale frees up $200 million of risk-adjusted capital Settles by end of first quarter of 2007 Sold for credit and interest rate risk management purposes $2.9 billion of residential mortgages Weighted average yield of approximately 6.05% Average life 4.9 years After-tax loss of $18.3 million, or $.04 per share Currently allocate $145 million of risk-adjusted capital Sale frees up $126 million of risk-adjusted capital Settles January 2007 Sold for interest rate risk management purposes and to reduce the wholesale portion of the earnings stream

Reduced Reliance on Wholesale Assets $2.0 billion of multi-family loans Weighted average yield of approximately 6.10% Average life 4.1 years Sold and settled approximately $455 million during fourth quarter of 2006 Non-recurring gain of $3.3 million, after-tax, or $.01 per share Currently allocate $160 million of risk-adjusted capital Approximately $1.5 billion planned to be sold during first quarter of 2007 $1.5 billion of investment securities sold and reinvested Weighted average yield of approximately 4.60% CMO's with an average life of 3.96 years After-tax loss of $28.0 million, or $.06 per share Settled December 22, 2006 Majority required to be reinvested for collateral purposes Anticipate reinvesting at significantly higher coupon $500 million of FHLB stock to be sold during first quarter of 2007 Weighted average yield of 5.25% No gain or loss expected

Reduced Reliance on Wholesale Funding Intend to reduce wholesale funding $10.0 billion, weighted average cost of approximately 5.03%, consisting of: $1.5 billion of brokered money markets at 5.50% weighted average cost to be reduced throughout the first quarter of 2007 $8.5 billion of borrowings at 4.95% weighted average cost to be reduced concurrent with settlement of loan sales In summary, the balance sheet restructuring takes off approximately $10 billion of assets at a weighted average yield of 6.22% and $10 billion of liabilities at a weighted average cost of 5.03% Net spread of 119 basis points being taken off; pro forma annualized net interest margin benefit of 20 to 25 basis points Net interest income reduction of $9.8 million per month

Pro Forma Loan Mix Period-end balances as of December 31, 2006 December 31, 2006 Pro Forma for Loan Sales December 31, 2006 1Q07 Loan Sales: $4.5 billion correspondent home equity loans $2.9 billion residential mortgages $1.5 billion multi-family loans Total Commercial Loans 48.7% Total Consumer Loans 51.3% Total Commercial Loans 54.0% Total Consumer Loans 46.0%

Non-Recurring Charge From Recent Initiatives The total restructuring and expense reduction charges are expected to be approximately $502 to $512 million, pre- tax; consistent with guidance given at announcement: (pre-tax, $ in millions) 4Q06 Actual 2007 Total Balance Sheet Restructuring Charge $362.0 $0 $362.0 Restructuring and Other Employee Severance Charges $49.8 $90 - $100 $140 - $150 Total EPS impact, after-tax $411.8 $.53 $90 - $100 $.11 - $.13 $502 - $512 $.64 - $.66 The above chart excludes merger and integration charges related to ICBC of $10.6 million, pre-tax, recorded in the fourth quarter of 2006 and approximately $12.0 million, pre-tax, expected in 2007. Total merger and integration charges related to ICBC were estimated at announcement to be approximately $70 million, pre-tax. Also excluded is the fourth quarter of 2006 charge of $28.9 million, pre-tax, related to the Retirement/Resignation Agreement of the former CEO.

Benefits of Restructuring Repositions Sovereign for sustainable growth in core earnings long-term Improves capital levels Provides investment capital to support organic growth Reduces reliance on purchased assets and wholesale funding, improving quality of balance sheet and income statement Positions company for positive operating leverage

Improvement In Core Operating Metrics Once all transactions settle during the first quarter of 2007: Net interest margin - pro forma annualized benefit of approximately 20 to 25 basis points Because of timing of sales, benefit is expected to be fully reflected in 2Q07, partial benefit in 1Q07 Loan to Deposit ratio improves to 103% from 117% in September 2006 Improves Sovereign Bancorp's Tier 1 Leverage ratio by approximately 40 basis points and Sovereign Bank's Total Risk-Based Capital ratio by approximately 90 basis points, once all transactions settle in 1Q07

Credit Quality Trends 4Q05 1Q06 2Q06 3Q06 4Q06 East 0.0043 0.0041 0.0036 0.0037 0.0035 Non-Performing Loans to Loans Held for Investment 4Q05 1Q06 2Q06 3Q06 4Q06 East 0.0021 0.0026 0.0023 0.0023 0.0029 Annualized Net Charge-offs to Average Loans 4Q05 1Q06 2Q06 3Q06 4Q06 East 2.31 2.39 2.51 2.4 2.51 Allowance to Non-Performing Loans * 4Q06 net charge-offs exclude credit charges related to balance sheet restructuring of $390 million *

Non-Performing Loans and Net Charge-offs Non-Performing Loans/ Total Loans Held for Investment Annualized Net Charge-offs (NCOs)/ Average Loans 4Q06 C&I NCOs contain $14 million related to one commercial credit and home equity NCOs contain $13 million related to the correspondent home equity portfolio which has been sold in 1Q07 - excluding these items NCOs were .12% in 4Q06

Improving The Customer Experience

Tactical Plans To Improving Customer Experience Improve quality of service Migration back to domestically based customer service functions Refresher service training for all customer service personnel is underway Realign consumer and commercial infrastructure Consolidation of commercial and retail on-line banking management structure Rationalize product set Franchise wide roll-out of customer switching services pilot program in CT, RI and NH. Full roll-out by Q1 2007 Optimize sales process Increase online usage Expand ATM network Developed partnership with CVS to provide ATM banking services at over 1,000 locations Align advertising and promotion

Core Deposit Growth Strategy Strategy to improve core deposit growth goals for the first half of 2007: Marketing/Sales Focus sales force on core deposit acquisition Implement coordinated, aggressive balance-building campaigns Align advertising, incentives and communication in support of the core deposit growth goals Optimize effectiveness of the advertising spend by re-allocating across geographies Integrate Small Business into marketing plan Products Simplify checking account product set Increase balance retention by addressing grandfather accounts Establish standard "everyday good rate" pricing for money market accounts Capabilities Develop and introduce Partnership Banking Program Upgrade online account marketing and acquisition capabilities Seek to leverage "Switch" program

Improving Communications with all Stakeholders

Mission Management's responsibility is to share with all key constituents information that is timely, accurate, consistent and concise Key constituents include: Team Members Shareholders Analysts Customers Changes to date - Financial Disclosures: Operating earnings definition Capital ratios streamlined More credit quality detail (C&I, CRE) More deposit detail (wholesale vs. core) Community leaders Advisory groups Regulators Rating agencies

What To Expect In 2007 Loans Upper-single digit year-over-year growth in core commercial and consumer categories; reductions in correspondent home equity and residential lending Deposits Mid-single digit year-over-year growth from in-market deposits; runoff in Brokered and Gov't Deposits Net Interest Income Low-single digit growth from 4Q06 run rate; double digit growth in core NII offset by declines in wholesale NII Non-interest Income Low-single digit growth from 4Q06 run rate; improved quality and transparency Non-interest Expense $80 million decline from 4Q06 run rate offset by investment in core franchise Net Charge-offs Improvement of 13 basis points from 3Q06 levels due to sale of correspondent home equity portfolio, partially offset by anticipated weakening in remaining portfolios Effective Tax Rate Low 20's%

What to Expect in 2007 Right size balance sheet Strengthen capital position Take out costs Improve customer experience Invest/deploy excess capital in late 2007 and beyond

Sovereign Bancorp, Inc.